 Exhibit (a)(1)(v)
Offer to Purchase Ordinary Shares (CUSIP No. G8807B106) Of Theravance Biopharma, Inc.
For An Aggregate Cash Purchase Price of Up to $95 Million
At a Purchase Price Not Greater than $10.50 Nor Less Than $9.75 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

September 28, 2022
To Our Clients:
Enclosed for your consideration is the Offer to Purchase dated September 28, 2022, (the “Offer to Purchase”) of Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), and a related specimen Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), pursuant to which the Company is offering to purchase up to $95 million of its outstanding ordinary shares, par value $0.00001 per share (the “Shares”), at a purchase price not greater than $10.50 nor less than $9.75 per Share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. The Company may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.
The Company will determine a single per Share price, not greater than $10.50 nor less than $9.75 per Share, in cash, less any applicable withholding taxes and without interest, that it will pay for the Shares validly tendered and not validly withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest price per Share not less than $9.75 (in increments of $0.05) (such price per Share referred to as the “Purchase Price”) within the price range specified above that will allow it to purchase up to $95 million of Shares at such price (or such lesser value depending on the number of shares that are validly tendered and not validly withdrawn) pursuant to the Offer. The minimum price for the Offer is below the last reported sale price for the Shares on September 27, 2022, the last full trading day prior to the public announcement of the Offer, which was $10.02. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not validly withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders and proration described in the Offer to Purchase. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. The Company also expressly reserves the right, in its sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See “The Offer — Number of Shares; Proration” and “The Offer — Expiration Time; Extension; Amendment; Termination” of the Offer to Purchase. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at the Company’s expense to the shareholders who tendered such Shares promptly following the Expiration Time.
If, based on the Purchase Price determined in the Offer, Shares representing less than $95 million (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law) are validly tendered and not validly withdrawn before the Expiration Time, the Company will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Company all Shares so tendered.
In the event that Shares representing more than $95 million (or such greater value of Shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law) are validly tendered at or below the Purchase Price and not validly withdrawn, the Company will accept Shares for purchase in the following order of priority, upon the terms and subject to the conditions of the Offer:

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First, the Company will purchase all “odd lots” of less than 100 Shares at the Purchase Price from shareholders who validly tender all of their Shares at or below the Purchase Price and who do not validly withdraw them before the Expiration Time; and

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Second, after purchasing all the “odd lots” that were validly tendered at or below the Purchase Price, the Company will purchase Shares at the Purchase Price from all other holders who validly tender Shares at or below the Purchase Price and who do not validly withdraw them before the Expiration Time, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired the value of Shares representing more than $95 million in value (or such greater value as we may elect to purchase, subject to applicable law).

Because of the “odd lot” priority and proration tender provisions described above, the Company may not purchase all Shares that you tender even if you tender them at or below the purchase price. See “The Offer — Number of Shares; Proration” of the Offer to Purchase.
WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT. WE REQUEST INSTRUCTION AS TO WHETHER YOU WISH US TO TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.
Your attention is called to the following:
1.
Shares may be tendered at a price not greater than $10.50 nor less than $9.75 per Share or at the price determined pursuant to the Offer, as indicated in the attached instruction form, in cash, less any applicable withholding taxes and without interest, and all shares will be purchased at the same price, regardless of whether a shareholder tendered at a lower price.

2.
You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.
The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being validly tendered. However, the Offer is subject to other conditions, which you should read carefully. See “Conditions to the Offer” of the Offer to Purchase.

4.
Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

5.
The Offer, proration period and withdrawal rights expire at midnight, New York City time, at the end of the day on November 10, 2022, unless extended. Shares must be validly tendered by the Expiration Time to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

6.
The Offer is for up to $95 million in value. At the maximum Purchase Price of $10.50 per Share, we could purchase 9,047,619 Shares if the Offer is fully subscribed, which would represent approximately 13.4 % of the Shares outstanding as of September 27, 2022. At the minimum Purchase Price of $9.75 per Share, we could purchase 9,743,589 Shares if the Offer is fully subscribed, which would represent approximately 14.5 % of the Shares outstanding as of September 27, 2022.

7.
If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you designate.

8.
If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the purchase price before the Expiration Time and check the box captioned “Odd Lots” on the attached instruction form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the purchase price and not validly withdrawn before the Expiration Time.

9.
None of the Company, its Board of Directors, the Dealer Managers or the Depositary makes any recommendation as to whether any shareholder should tender Shares pursuant to the Offer or as to the purchase price or prices at which a shareholder may choose to tender them. You must make your own decision after consulting with your own advisors as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender your Shares. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See “The Offer — Purpose of the Transaction; Certain Effects of the Offer” of the Offer to Purchase. The directors and executive officers of the Company are entitled to participate in the Offer on the same basis as all other shareholders. All of the directors and executive officers of the Company have advised us that they do not intend to tender any Shares pursuant to the Offer except Donal O’Connor, one of our directors, and Richard Graham, one of our executive officers. Although no final decision has been made, Mr. O’Connor and Mr. Graham may tender up to 10,000 and 6,969 shares, respectively, that they beneficially own pursuant to the Offer.

10.
The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.
The method of delivery of this document is at the election and the risk of the tendering shareholders. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all other cases, sufficient time should be allowed to ensure timely delivery.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. PLEASE NOTE THAT THE OFFER AND PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED.
The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

Instruction Form With Respect to
Offer to Purchase Ordinary Shares (CUSIP No. G8807B106) Of Theravance Biopharma, Inc.
For An Aggregate Cash Purchase Price of Up to $95 Million
At a Purchase Price Not Greater than $10.50 Nor Less Than $9.75 Per Share
The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated September 28, 2022, and a specimen Letter of Transmittal relating to the Offer by Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), to purchase up to $95 million of its ordinary shares, par value $0.00001 per share (“Shares”), at a purchase price not greater than $10.50 nor less than $9.75 per Share, in cash, less any applicable withholding taxes and without interest.
The undersigned hereby instructs you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned at the price indicated below, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related specimen Letter of Transmittal that you have furnished to the undersigned.
In participating in the Offer, the undersigned acknowledges that: (1) the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has consulted his, her or its tax and financial advisors with regard to how the Offer will impact his, her or its personal situation; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the recipient of proceeds are solely his, her or its responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or other similar tax-related items that are imposed on the undersigned (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold, to the extent required by law, all applicable Tax Items legally payable by the undersigned.
The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third-party administrators for the exclusive purpose of implementing, administering and managing his, her or its participation in the Offer.
The undersigned understands that the Company holds certain personal information about him, her or it, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his, her or its stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his, her or its country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his, her or its country. The undersigned understands that he, she or it may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his, her or its participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned holds any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his, her or its participation in the Offer. The undersigned understands that he, she or it may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his, her or its consent may affect his, her or its ability to participate in the Offer. For more information on the consequences of his, her or its refusal to consent or withdrawal of consent, the undersigned understands that he, she or it may contact the Company.
NUMBER OF SHARES TO BE TENDERED:                   SHARES*

*
Unless otherwise indicated it will be assumed that all of your Shares are to be tendered.

CHECK ONLY THE BOX UNDER 1 OR 2 BELOW. IF BOTH BOXES UNDER 1 OR 2 ARE CHECKED,
OR IF NEITHER OF THE BOXES UNDER 1 OR 2 ARE CHECKED,
THERE IS NO VALID TENDER OF SHARES.
(See Instruction 7 of the Letter of Transmittal)
1.
SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

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By checking this box INSTEAD ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by the Company pursuant to the Offer. This action will maximize the chance of having the Company purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). The undersigned understands that this election could result in the tendered shares being purchased at the minimum price of $9.75 per Share, which is below the last reported sale price for the Shares on September 27, 2022, the last full trading day prior to the public announcement of the Offer, which was $10.02.

— OR —
2.
SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked the corresponding box in the section below captioned “Price (in Dollars) per Share at which Shares are Being Tendered”. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the purchase price. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously withdrawn in accordance with the terms of the Offer) at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.
CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
☐ $9.75	☐ $9.80	☐ $9.85	☐ $9.90	☐ $9.95
☐ $10.00	☐ $10.05	☐ $10.10	☐ $10.15	☐ $10.20
☐ $10.25	☐ $10.30	☐ $10.35	☐ $10.40	☐ $10.45
☐ $10.50

ODD LOTS
(See Instruction 8 of the Letter of Transmittal)
As described in “The Offer — Number of Shares; Proration” of the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned confirms by checking the following box that it:
☐
owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares.

In addition, the undersigned is tendering all such Shares either (check one box):
☐
at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered”); or

☐
at the price per Share indicated above in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered”.

SIGN HERE
Name(s) of Record Holder(s): (Please Type or Print)
Address(es):

(Include Zip Code)
Area Code and Telephone Number:
Taxpayer ID No(s). or Social Security No(s).:
Date:
Signature(s):